     Titan International, Inc.
2701 Spruce Street
Quincy, IL 62301
November 3, 2017
INVESTOR CONTACT:
Todd Shoot
Treasurer & VP, Investor Relations
217-221-4416

Titan International, Inc. Announces Tender Offer and Consent Solicitation for its
6.875% Senior Secured Notes Due 2020
QUINCY, Ill.- Titan International, Inc. (NYSE: TWI) (“Titan” or the “Company”) announced today that it has commenced a cash tender offer for any and all of its $400,000,000 aggregate principal amount outstanding of 6.875% Senior Secured Notes due 2020 (CUSIP Nos. 88830M AH5, 88830M AG7 and U8885E AD1 and ISIN Nos. US88830MAH51, US88830MAG78 and USU8885EAD14) (the “2020 Notes”).

Titan also announced a concurrent consent solicitation for proposed amendments to, and consents under, the indenture under which the 2020 Notes were issued. The tender offer and the consent solicitation are being made on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated November 3, 2017 (the “Offer to Purchase”).

Holders that tender their 2020 Notes in the tender offer will be deemed to have consented (the “Consents”) to the proposed amendments to the indenture governing such 2020 Notes and to the release of the collateral securing the 2020 Notes (the “Collateral”).

The tender offer will expire at 12:00 midnight New York City time at the end of December 4, 2017, unless extended or earlier terminated (such date and time, as the same may be extended for such tender offer, the “Expiration Time”). In order to be eligible to receive the Total Consideration (as described below) for tendered 2020 Notes, holders must validly tender their 2020 Notes and deliver their Consents at or prior to 5:00 p.m. New York City time on November 17, 2017, unless extended (such date and time with respect to the consent solicitation, the “Consent Deadline”). Any 2020 Notes tendered, and the related Consents given, may be withdrawn and revoked, as applicable, at any time prior to 5:00 p.m., New York City time, on November 17, 2017 (such time and date, as the same may be extended in Titan’s sole discretion, the “Withdrawal Deadline”), but such tender of 2020 Notes and Consents may not be withdrawn or revoked thereafter, except as required by applicable law.

The tender offer and consent solicitation are subject to the satisfaction or waiver of certain conditions as described in the Offer to Purchase, including the completion by Titan of new financings on terms reasonably satisfactory to Titan of at least $400,000,000.

The “Total Consideration” for each $1,000 US Dollars principal amount of 2020 Notes validly tendered and accepted for purchase pursuant to the tender offer will be an amount equal to $1,038.38 US Dollars, payable in cash to holders that validly tender their 2020 Notes at or prior to the Consent Deadline, plus accrued interest.

The Total Consideration set forth above includes a consent payment of $30.00 US Dollars per $1,000 US Dollars principal amount of 2020 Notes (the “Consent Payment”), payable only to holders that validly tender their 2020 Notes and validly deliver their Consents at or prior to the Consent Deadline. The “Tender Offer Consideration” is the Total Consideration, minus the Consent Payment. Holders of 2020 Notes who validly tender their 2020 Notes after the Consent Deadline, but at or prior to the Expiration Time, will not receive a Consent Payment and will be eligible to receive only the Tender Offer Consideration.

Assuming all of the 2020 Notes are purchased in the tender offer, the Company expects to write off approximately $3.2 million in remaining unamortized debt issuance costs relating to the 2020 Notes.

The proposed amendments to the indenture governing the 2020 Notes would eliminate from the indenture substantially all of the restrictive covenants, certain affirmative covenants and certain events of default contained in the indenture and the 2020 Notes. In addition, Titan is seeking to release the Collateral. Holders may not deliver Consents to the proposed amendments or to the release of the Collateral without validly tendering the 2020 Notes in the tender offer and may not revoke their Consents. Further, by tendering the 2020 Notes pursuant to the tender offer and effective upon the payment of such 2020 Notes, holders of 2020 Notes would waive any and all defaults resulting from the consummation of the new financings.

Titan has engaged Goldman Sachs & Co. LLC as Sole Dealer Manager and Solicitation Agent for the tender offer and consent solicitation. Persons with questions regarding the tender offer or the consent solicitation should contact Goldman Sachs & Co. LLC toll free at (800) 828-3182 or collect at (212) 357-1452.

The complete terms and conditions of the tender offer and consent solicitation are described in the Offer to Purchase, copies of which may be obtained from Global Bondholder Services Corporation, the Information Agent and Tender Agent for the tender offer and consent solicitation, at (212) 430-3774 (for banks and brokers) or (866) 470-4300 (toll free).
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This press release is for information purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of a consent with respect to any of the 2020 Notes. The tender offer and consent solicitation are being made pursuant to the tender offer and consent solicitation documents, including the Offer to Purchase that Titan is distributing to holders of the 2020 Notes. The tender offer and consent solicitation are not being made to holders of 2020 Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.
Safe harbor statement:
This press release contains forward-looking statements. These forward-looking statements are covered by the "Safe Harbor for Forward-Looking Statements" provided by the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “would,” “could,” “potential,” “may,” “will,” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, these assumptions are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond Titan International, Inc.'s control. As a result, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to, the company’s ability to refinance its notes due in 2020 on favorable terms to it or at all due to prevailing market conditions or otherwise, the effect of a recession on the company and its customers and suppliers; changes in the company’s end-user markets into which the company sells its products as a result of world economic or regulatory influences or otherwise; changes in the marketplace, including new products and pricing changes by the company’s competitors; unfavorable outcomes of legal proceedings; availability and price of raw materials; levels of operating efficiencies; the effects of the company's indebtedness and its compliance with the terms thereof; actions of domestic and foreign governments; geopolitical and economic uncertainties relating to the countries in which the company operates or does business; risks associated with acquisitions, including difficulty in integrating operations and personnel, disruption of ongoing business, and increased expenses; fluctuations in currency translations; risks associated with environmental laws and regulations; risks relating to financial reporting, internal controls, tax accounting, and information systems; and the other risks and factors detailed in the company’s periodic reports filed with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those reports. These forward-looking statements are made only as of the date hereof. The company cautions that any forward-looking statements included in this press release are subject to a number of risks and uncertainties, and the company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events, or for any other reason.
About Titan
Titan International, Inc. (NYSE: TWI) is a leading global manufacturer of off-highway wheels, tires, assemblies, and undercarriage products. Headquartered in Quincy, Illinois, the Company globally produces a broad range of products to meet the specifications of original equipment manufacturers (OEMs) and aftermarket customers in the agricultural, earthmoving/construction, and consumer markets. For more information, visit www.titan-intl.com.